Product Prospectus Supplement no. ABYON-2 To the Prospectus dated July 23, 2013 and the Prospectus Supplement dated July 23, 2013 Senior Global Medium-Term Notes, Series F	Filed Pursuant to Rule 424(b)(5) Registration Statement No. 333-189888

Royal Bank of Canada
Airbag Yield Optimization Notes

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Royal Bank of Canada may offer and sell from time to time Airbag Yield Optimization Notes linked to the common equity securities of an issuer, including American depositary shares (“ADSs,” and when reference is made to an ADS, the term “issuer” refers to the issuer of the shares underlying the ADSs), or shares of an exchange traded fund “ETF” (each, referred to as a “Reference Stock”).  We refer to these securities as the “notes.”

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The prospectus dated July 23, 2013, the prospectus supplement dated July 23, 2013 and this product prospectus supplement describe the terms that will apply generally to the notes.  A separate free writing prospectus or pricing supplement, as the case may be, will describe the terms that apply specifically to the notes, including any changes to the terms specified below.  We refer to such free writing prospectuses and pricing supplements generally as terms supplements.  If the terms described in the relevant terms supplement are inconsistent with those described in this product prospectus supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The notes are senior unsecured debt obligations of Royal Bank of Canada.
•	We will pay you interest during the term of the notes, at the coupon rate per annum and on the coupon payment dates set forth in the applicable terms supplement.
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The notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the performance of the Reference Stock during the term of the notes. In addition, under the circumstances described below, you will receive at maturity, in addition to any accrued and unpaid interest, a predetermined number of shares of the Reference Stock or, if specified in the applicable terms supplement, the Cash Equivalent (as defined below) of their shares, based on the Final Price (as defined below) of the Reference Stock instead of the principal amount of the notes. The market value of the shares of Reference Stock delivered to you, or the Cash Equivalent, is expected to be less than the principal amount of your notes and may be zero.

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Subject to our creditworthiness, at maturity we will pay you an amount in cash equal to the principal amount of your notes if the Final Price of the Reference Stock is equal to or greater than the Conversion Price and you hold the notes to maturity.

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For important information about the tax consequences of an investment in the notes, see “Supplemental Discussion of U.S. Federal Income Tax Consequences” and “Supplemental Discussion of Canadian Federal Income Tax Consequences” below.

•	The notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing in the Reference Stock, or any of the equity securities included in any ETF.
•	The notes will not be listed on any securities exchange.

Your investment in the notes involves certain risks.  The notes differ from ordinary debt securities in that the repayment of principal is not guaranteed. If the Final Price is greater than or equal to the Conversion Price, your principal will be repaid.  However, if the Final Price is below the Conversion Price, we will deliver to you either the Share Delivery Amount or the Cash Equivalent at maturity for each note you own, the value of which is expected to be worth less than, and potentially significantly less than your principal amount, resulting in a loss of some or all of your investment. Any payment on the notes, including any repayment of principal, is subject to our creditworthiness.  See “Risk Factors” beginning on page PS-4 to read about investment risks relating to the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement.  Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a note.  In addition, RBC Capital Markets, LLC, or RBCCM, or one of our other affiliates may use this product prospectus supplement in a market-making transaction in a note after its initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

UBS Financial Services, Inc.	RBC Capital Markets, LLC

Product Prospectus Supplement dated July 31, 2013

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product prospectus supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered and with respect to Royal Bank of Canada.  This product prospectus supplement, together with the relevant terms supplement, and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours, or any written materials prepared by UBS Financial Services, Inc. or RBC Capital Markets, LLC.  The information in the relevant terms supplement, this product prospectus supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product prospectus supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.  The relevant terms supplement, this product prospectus supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product prospectus supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Royal Bank of Canada, unless the context requires otherwise.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement, the prospectus supplement and the prospectus, as well as the relevant terms supplement.

Key Terms

Reference Stock:	The Reference Stock specified in the relevant terms supplement. Each Reference Stock will be either an equity security or a share of an ETF.

Coupon:
Regardless of how the Reference Stock performs, we will pay interest at a rate equal to the Coupon per Annum, periodically in arrears, on the Coupon Payment Dates specified in the relevant terms supplement.

Coupon per Annum:	A per annum interest rate percentage specified in the relevant terms supplement.

Payment at Maturity:
The payment at maturity will be based on the performance of the Reference Stock specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, at maturity, you will receive for each note, in addition to any accrued and unpaid interest:

(i)    an amount in cash equal to the principal amount if the Final Price is greater than or equal to the Conversion Price; or

(ii)   a number of shares of the Reference Stock equal to the Share Delivery Amount (or, if specified in the applicable terms supplement, the Cash Equivalent thereof) if the Final Price is less than the Conversion Price.

You will not participate in any appreciation of the Reference Stock.

If you receive shares of the Reference Stock, fractional shares will be paid in cash based on the Final Price. The market value of the Share Delivery Amount or the Cash Equivalent is expected to be less than the principal amount of your notes and may be zero.

Share Delivery Amount:
Unless otherwise specified in the relevant terms supplement, a number of shares of the Reference Stock equal to (1) the principal amount per note of $1,000 divided by (2) the Conversion Price, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of the Notes — Anti-dilution Adjustments.”

Initial Price:
Unless otherwise specified in the relevant terms supplement, the closing price of one share of the Reference Stock on the Trade Date, as specified in the relevant terms supplement. The Initial Price may be subject to adjustment. See “General Terms of the Notes—Anti-dilution Adjustments.”

Final Price:
The closing price of the Reference Stock on the Final Valuation Date.  The closing price of the Reference Stock used to determine the Final Price may be subject to adjustment. See “General Terms of the Notes — Payment at Maturity” and “General Terms of the Notes — Anti-dilution Adjustments.”

Conversion Price:
A specified price of the Reference Stock which is below the Initial Price, as set forth in the applicable terms supplement. The Conversion Price is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of the Notes — Anti-dilution Adjustments.”

Final Valuation Date:
The Final Valuation Date will be specified in the relevant terms supplement.  The Final Valuation Date will be a date shortly before the maturity date that will be specified in the applicable terms supplement, and will be subject to postponement in the event of certain market disruption events and as described under “General Terms of the Notes — Payment at Maturity.”

Principal Amount:	Unless otherwise specified in the relevant terms supplement, $1,000 per note.

Cash Equivalent:
Unless otherwise specified in the relevant terms supplement, an amount in cash equal to the product of (1) the Share Delivery Amount and (2) the Final Price of the Reference Stock. The Cash Equivalent is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of the Notes — Anti-dilution Adjustments.”

Issue Price:	Unless otherwise specified in the relevant terms supplement, equal to the principal amount of each note.

Trade Date:	As specified in the relevant terms supplement.

Settlement Date:	As specified in the relevant terms supplement.

Maturity Date:
As specified in the relevant terms supplement. The maturity date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Notes — Payment at Maturity.”

RISK FACTORS

An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement. The return on the notes is linked to the performance of the applicable Reference Stock. Investing in the notes is not equivalent to investing directly in the applicable Reference Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

Your investment in the notes may result in a loss.

The notes do not guarantee any return of principal. We will only repay your full principal amount in cash at maturity if the Final Price is not below the Conversion Price and we will only make such payment at maturity. If the Final Price is below the Conversion Price, you will receive at maturity for each note you own a number of shares of the Reference Stock equal to the Share Delivery Amount (or, if specified in the applicable terms supplement, the Cash Equivalent).  Therefore, if the Final Price is below the Conversion Price, you will be exposed on a leveraged basis to any such decline below the Conversion Price.  For example, if the Conversion Price is 80% of the Initial Price and the Final Price is less than the Conversion Price, you will lose 1.25% of your principal amount at maturity for each additional 1% that the Final Price is less than the Conversion Price. The market value of the shares of the Reference Stock delivered to you as the Share Delivery Amount or the Cash Equivalent is expected to be less than, and potentially significantly less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

The contingent repayment of principal feature applicable at maturity and determined by comparing the Final Price to the Conversion Price may be lost on the Final Valuation Date.

If the Final Price of the Reference Stock is below the Conversion Price, you will be exposed to any depreciation in the Reference Stock. Under these circumstances, you will receive at maturity, for each note, a predetermined number of shares of the Reference Stock (or, if specified in the applicable terms supplement, the Cash Equivalent) with a value that is likely to be less than the principal amount. Because the Final Price will be determined based on the closing price on a single trading day near the end of the term of the notes, the price of the Reference Stock at the maturity date or at other times during the term of the notes could be at a level above the Conversion Price. This difference could be particularly large if there is a significant decrease in the closing price of the Reference Stock during the later portion of the term of the notes or if there is significant volatility in the closing price of the Reference Stock during the term of the notes, especially on dates near the Final Valuation Date.

The notes are subject to the credit risk of Royal Bank of Canada.

The notes are subject to the credit risk of Royal Bank of Canada and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on Royal Bank of Canada’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.  Payment on the notes, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Any potential repayment of principal by Royal Bank of Canada will only occur at maturity.

You should be willing to hold your notes until maturity. If you are able to sell your notes in the secondary market prior to maturity, you may have to sell them for a loss relative to your principal amount, even if the Reference Stock price is above the Conversion Price.

The Coupon per Annum on the notes will reflect in part the volatility of the Reference Stock, and may not be sufficient to compensate you for the risk of loss at maturity.

“Volatility” refers to the frequency and magnitude of changes in the price of the Reference Stock.  The greater the volatility of the applicable Reference Stock, the more likely it is that the price of that stock could close below its Conversion Price on the Final Valuation Date, which would result in the loss of some or all of your principal. This risk will generally be reflected in a higher Coupon per Annum payable on that note than the interest rate payable on our conventional debt securities with a comparable term. However, while the Coupon per Annum is set on the Trade Date, the Reference Stock's volatility can change significantly over the term of the notes, and may increase. The price of the Reference Stock could fall sharply as of the Final Valuation Date, which could result in a significant loss of principal.

Holders of the notes should not expect to participate in any appreciation of the Reference Stock, and your return on the notes is expected to be limited to the coupon paid on the notes.

Despite being exposed to the risk of a decline in the price of the applicable Reference Stock, you should not expect to participate in any appreciation in the price of the applicable Reference Stock. Any positive return on the notes is expected to be limited to the coupon payable on the notes. Accordingly, if the Final Price is greater than the Initial Price, you should expect that your return on the notes at maturity may be less than your return on a direct investment in the applicable Reference Stock or on a similar security that allows you to participate in the appreciation of the price of the Reference Stock. In contrast, if the Final Price is less than the Conversion Price, we will deliver to you at maturity for each note you own (i) shares of the Reference Stock which are expected to be worth less than the principal amount as of the maturity date, or (ii) the Cash Equivalent, which will be an amount less than the principal amount as of the Final Valuation Date and the maturity date, and in each case you may lose your entire investment.  As a result, the return on the notes, if any, is expected to be limited to the Coupon per Annum.

Your return on the notes may be lower than the return on a conventional debt security of comparable maturity.

The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

Your return on the notes will not reflect dividends on the Reference Stock or the equity securities included in any ETF.

The return on the notes will not reflect the return you would realize if you actually owned the Reference Stock or the equity securities included in any applicable ETF and received the dividends paid on those equity securities. The Final Price of the Reference Stock and the determination of the amount to be paid at maturity will not take into consideration the value of those dividends.

Owning the notes is not the same as owning the Reference Stock.

The return on your notes may not reflect the return you would realize if you actually owned the Reference Stock. For instance, the Reference Stock may appreciate substantially during the term of the notes, and you will not participate in that appreciation. The following factors, among others, may cause the financial return on your notes to differ from the financial return you would receive by investing directly in the Reference Stock:

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the return on a direct investment in the Reference Stock would depend primarily upon the relative appreciation or depreciation of the Reference Stock during the term of the notes, and not on whether the Final Price of the Reference Stock is below the Conversion Price;

•	in the case of a direct investment in the Reference Stock, the return could include substantial dividend payments or other distributions, which you will not receive as an investor in the notes;
•	in the case of a direct investment in the Reference Stock, the return could include rights, such as voting rights, that you will not have as an investor in the notes; and
•	a direct investment in the Reference Stock is likely to have tax consequences that are different from an investment in the notes.

If the price of the shares of the Reference Stock changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning shares of the Reference Stock. Accordingly, changes in the price of the Reference Stock may not result in a comparable change of the market value of the notes. If the closing price of the Reference Stock on any trading day increases above the Initial Price, the value of the notes may not increase in a comparable manner, if at all. It is possible for the price of the shares of the Reference Stock to increase while the value of the notes declines.

The formula for determining the payment at maturity of the notes does not take into account all developments in the Reference Stock.

Changes in the price of the Reference Stock during the term of the notes before the Final Valuation Date specified in the applicable terms supplement may not be reflected in the determination of the amount payable, if any, at maturity of the notes. The calculation agent will determine whether we will deliver the Share Delivery Amount or the Cash Equivalent (as the case may be) at maturity by comparing only the Final Price relative to the Conversion Price. No other prices or values will be taken into account. As a result, you may lose some or all of your investment even if the price of the Reference Stock has risen at certain times during the term of the notes before falling to a closing price below its Conversion Price on the Final Valuation Date.

No assurance that the investment view implicit in the notes will be successful.

It is impossible to predict whether and the extent to which the price of the Reference Stock will rise or fall.  There can be no assurance that the price of the Reference Stock will not fall below the Conversion Price.  The Final Price will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the Reference Stock or, if the Reference Stock is an ETF, the equity securities included in that ETF.  You should be willing to accept the risks of owning equities in general and the Reference Stock in particular, and the risk of losing some or all of your investment.

In some circumstances, the payment you receive on the notes may be based on the securities issued by another issuer and not on the Reference Stock.

Following certain corporate events relating to the Reference Stock where the applicable issuer is not the surviving entity, your payment at maturity may be based on the common stock of a successor to the respective issuer in combination with any cash or any other assets distributed to holders of the Reference Stock in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency.  If the issuer of a Reference Stock becomes subject to a Reorganization Event (as defined below) and the relevant Distribution Property (as defined below) consists solely of cash, the amount you receive from us at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting Distribution Property in the section of this product prospectus supplement called ‘‘General Terms of Notes — Anti-dilution Adjustments — Reorganization Events.’. The calculation agent will make any such adjustments in order to achieve an equitable result.

If the Reference Stock is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the relevant issuer and the ADS depositary is terminated for any reason, your payment at maturity will be based on the underlying common shares represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the notes. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product prospectus supplement called ‘‘General Terms of Notes — Delisting of ADSs or Termination of ADS Facility’’.  If an ETF that is a Reference Stock, is discontinued, delisted or trading of such Reference Stock on its primary exchange is suspended, your payment at maturity may be based on a security issued by another company or a share of another ETF (as applicable) and not the Reference Stock. Such discontinuance, delisting or suspension of trading of the Reference Stock on its primary exchange and the consequent adjustments may materially and adversely affect the value of the notes. We describe such discontinuance, delisting or suspension of trading of the Reference Stock and the consequent adjustments in the sections of this product prospectus supplement called ‘‘General Terms of the Notes — Anti-dilution Adjustments—Reorganization Events.’’

In any of these situations, any payment on the notes will be subject to our ability to pay our obligations when due.

The notes are not designed to be short-term trading instruments.

The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the market price of the Reference Stock has appreciated since the Trade Date.  In addition, you will not receive the benefit of the contingent repayment of principal feature provided by the notes if you sell your notes before the maturity date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

You must rely on your own evaluation of the merits of an investment linked to the Reference Stock.

In the ordinary course of their business, our affiliates may have expressed views on expected movement in any Reference Stock, or the component stocks of the Reference Stock if it is an ETF, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Stock or its components, may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the applicable Reference Stock from multiple sources, and you should not rely solely on views expressed by our affiliates.

Your anti-dilution protection is limited.

The calculation agent will make adjustments to the Initial Price and the Conversion Price for certain events affecting the shares of the Reference Stock.  See “General Terms of the Notes – Anti-dilution Adjustments.”  The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the Reference Stock.  If an event occurs that does not require the calculation agent to make an adjustment, such as an offering of common shares for cash, the value of the notes may be materially and adversely affected.  In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product prospectus supplement or the applicable terms supplement as necessary to achieve an equitable result.  You should refer to ‘‘General Terms of the Notes — Anti-dilution Adjustments’’ for a description of the items that the calculation agent is responsible for determining.

Risks Related to Liquidity and Secondary Market Issues

Secondary trading in the notes may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange.  There may be little or no secondary market for the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

RBC Capital Markets, LLC, or RBCCM, may act as a market maker for the notes, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade the notes is likely to depend on the price, if any, at which RBCCM is willing to buy the notes.  If at any time RBCCM or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.  We expect that transaction costs in any secondary market would be high. As a result, the difference between the bid and asked prices for the notes in any secondary market could be substantial. If you sell the notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity, if any, will be based on the principal amount of your notes, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates.  Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which RBCCM may be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by RBCCM, as a result of such compensation or other transaction costs.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes.  We expect that, generally, the market price of the Reference Stock and interest rates on any day will affect the value of the notes more than any other single factor.  However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the market price of the Reference Stock.  The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the market price of the shares of the Reference Stock;

•	whether the market price of the Reference Stock is below the Conversion Price;

•	the volatility of the Reference Stock;

•	the time to maturity of the notes;

•	the dividend rate on the Reference Stock or on the equity securities held by the Reference Stock (if the Reference Stock is an ETF);

•	the occurrence of certain events relating to the Reference Stock that may or may not require an adjustment to the Initial Price and the Conversion Price;

•	interest and yield rates in the market generally, as well as in the markets of the equity securities held by the Reference Stock (if the Reference Stock is an ETF);

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economic, financial, political, regulatory or judicial events that affect the Reference Stock or the equity securities held by the Reference Stock (if the Reference Stock is an ETF) or stock markets generally, and which may affect the market price of the Reference Stock;

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if the applicable Reference Stock is an ETF that invests in securities that are traded in non-U.S. markets, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities held by the Reference Stock are traded, and, if the net asset value of the Reference Stock is calculated in one currency and the equity securities held by the Reference Stock are traded in another currency or currencies, the correlation between those rates and the market price of the Reference Stock; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the market price of the Reference Stock is at, below or not sufficiently above the Initial Price.

Risks Relating to the Reference Stocks

The issuer of the Reference Stock will not have any role or responsibilities with respect to the notes.

The issuer of the Reference Stock will not have authorized or approved the notes, and will not be involved in any offering.  The issuer of the Reference Stock will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Reference Stock or the notes.  The issuer of the Reference Stock will not receive any of the proceeds from any offering of the notes.  No issuer of a Reference Stock will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the notes.

We and our affiliates have no affiliation with the issuer of any Reference Stock and are not responsible for its public disclosure of information or that of any other company.

Unless otherwise specified in the applicable terms supplement, we and our affiliates are not affiliated with the Reference Stock issuer and have no ability to control or predict its actions, including any corporate actions of the type that would require the calculation agent to adjust the number of shares that may be delivered to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the Reference Stock issuer, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Reference Stock. The Reference Stock issuer will not be involved in the offering of the notes in any way and has no obligation to consider your interests as owner of the notes in taking any corporate actions that might affect the market value of your notes or the payment at maturity. A Reference Stock issuer may take actions that could adversely affect the market value of the notes.

The notes are unsecured debt obligations of Royal Bank of Canada only and are not obligations of the Reference Stock issuer or any other third party.  No portion of the issue price you pay for the notes will be paid to the Reference Stock issuer or any other third party.

Unless otherwise specified in the applicable terms supplement, we will have derived the information about the respective Reference Stock issuer and the Reference Stock from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective Reference Stock issuer or the Reference Stock. You, as an investor in the notes, should make your own investigation into the respective Reference Stock issuer and the Reference Stock for your notes. We urge you to review financial and other information filed periodically by the Reference Stock issuer with the SEC.

This product prospectus supplement relates only to the notes and does not relate to the Reference Stock or a Reference Stock issuer.

The issuer of the Reference Stock — and thus the Reference Stock — is subject to various market risks.

The issuer of the Reference Stock, is subject to various market risks or, if the Reference Stock is an ETF, each company whose securities constitute the ETF or each futures contract or commodity that constitutes the securities of the ETF, are subject to various market risks. Consequently, the prices of the Reference Stock may fluctuate depending on the respective markets in which the respective Reference Stock issuer operates or, if the Reference Stock is an ETF, the respective markets in which the equity securities included in such ETF trade. Market forces outside of our control could cause the Final Price of the Reference Stock to be below the Conversion Price on the Final Valuation Date. The price of the Reference Stock can rise or fall sharply due to factors specific to that Reference Stock and the Reference Stock issuer, such as equity or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. The applicable terms supplement will provide a brief description of the Reference Stock issuer and the Reference Stock to which the notes we offer are linked. We urge you to review financial and other information filed periodically by the Reference Stock issuer with the SEC.

The historical performance of the Reference Stock should not be taken as an indication of its future performance.

The price of the Reference Stock will determine the amount to be paid on the notes at maturity.  The historical performance of the Reference Stock does not give an indication of its future performance.  As a result, it is impossible to predict whether the price of the Reference Stock will rise or fall during the term of the notes.  The price of the Reference Stock will be influenced by complex and interrelated political, economic, financial and other factors.  The value of the Reference Stock may decrease such that you may not receive any return of your investment. There can be no assurance that the price of the Reference Stock will not decrease so that at maturity you will not lose some or all of your investment.

An investment in the notes may be subject to risks associated with non-U.S. securities markets.

The Reference Stock, or shares held by an ETF to which the notes are linked, may have been issued by one or more non-U.S. companies.  An investment in securities linked to the value of non-U.S. equity securities involves particular risks.  Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets.  Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets.  Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country.  These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region.  Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) the Reference Stock is an ADS, which is quoted and traded in U.S. dollars, but represents the underlying common shares that are quoted and traded in a foreign currency and that may trade differently from the ADS, (2) the Reference Stock is substituted or replaced by a security that is quoted and traded in a foreign currency or (3) the Reference Stock is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency. Such substitution or replacement of the Reference Stock by a security issued by a non-U.S. company may occur following certain corporate events affecting the Reference Stock (as described under ‘‘General Terms of the Notes — Anti-dilution Adjustments — Reorganization Events’’) or in the event of delisting or termination of the Reference Stock that is an ADS (as described under ‘‘General Terms of the Notes — Delisting of ADSs or Termination of ADS Facility’’).

If the Reference Stock is an ETF that invests in securities, futures contracts or commodities that are traded on non-U.S. markets, the market price of such underlying assets generally will reflect the U.S. dollar value of those assets. Therefore, holders of notes based upon one or more ETFs that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each non-U.S. asset in the relevant ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the non-U.S. securities, futures contracts or commodities in which an ETF invests will be adversely affected and the value of the notes may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the notes. In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the notes.

We will not make any adjustment or change in the terms of the notes in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

Risks Relating to Reference Stocks that Are ADSs

The value of the Reference Stock may not accurately track the value of the common shares of the applicable company.

If the Reference Stock is an ADS, each share of the Reference Stock will represent shares of the relevant company (an “Underlying Company”).  The trading patterns of the ADSs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADSs may not completely track the value of those shares.  Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs.  For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the underlying common shares.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of the Reference Stock.

Holders of the Underlying Company’s ADSs may usually surrender the ADSs in order to receive and trade the underlying common shares.  This provision permits investors in the ADSs to take advantage of price differentials between markets.  However, this provision may also cause the market prices of the Reference Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets.  As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADSs.

Additional Risks Relating to Exchange Traded Fund Reference Stocks

Changes that affect an underlying index will affect the market value of the notes and the amount you will receive at maturity.

The policies of the applicable index sponsor concerning the calculation of the applicable index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the index and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity.  The amount payable on the notes and their market value could also be affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the index, or if the index sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the notes.

We have no affiliation with any index sponsor and will not be responsible for any actions taken by an index sponsor.

Unless otherwise specified in the relevant pricing supplement, no index sponsor is an affiliate of ours or will be involved in any offerings of the notes in any way.  Consequently, we have no control of the actions of any index sponsor, including any actions of the type that might impact the value of the notes.  No index sponsor has any obligation of any sort with respect to the notes.  Thus, no index sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the notes.  None of our proceeds from any issuance of the notes will be delivered to any index sponsor.

There are liquidity and management risks associated with an ETF.

Although shares of an ETF that is a Reference Stock will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Stock or that there will be liquidity in that trading market.

An ETF is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

We cannot control actions by the investment adviser which may adjust the ETF in a way that could adversely affect the payments on the notes and their market value, and the investment adviser has no obligation to consider your interests.

The policies of the applicable investment adviser concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities or other investments held by the ETF and the manner in which changes affecting the underlying index are reflected in the ETF could affect the market price per share of the Reference Stock and, therefore, the amounts payable on the notes and their market value.  The amounts payable on the notes and their market value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the value of your notes.  If events such as these occur or if the Final Price of the Reference Stock is not available on the Final Valuation Date, the calculation agent may determine the closing price per share of the Reference Stock on the Final Valuation Date; as a result, the calculation agent would determine the price of the Reference Stock in a manner it considers appropriate, in its sole discretion.

The performance of the Reference Stock and the performance of the underlying index may vary.

The performance of the Reference Stock and that of its underlying index (or other underlying asset) generally will vary due to transaction costs, certain corporate actions and timing variances.  If the Reference Stock maintains a “representative sampling” strategy as to an underlying index, the performance of the Reference Stock will differ to some degree from that of the underlying index.

In addition, because the shares of the Reference Stock are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Reference Stock may differ from its net asset value per share; shares of the Reference Stock may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Reference Stock may not match the performance of the underlying index (or other underlying asset) over the same period.  Because of this variance, the return on the notes to the extent dependent on the return of the Reference Stock may not be the same as an investment directly in the securities or other investments included in the underlying asset or the same as a debt security with a payment at maturity linked to the performance of the underlying asset.

Time zone differences between the cities where the underlying asset and the Reference Stock trade may create discrepancies in trading levels.

As a result of the time zone difference, if applicable, between the cities where the securities or commodities comprising the underlying asset trade and where the shares of the Reference Stock trade, there may be discrepancies between the values of the underlying asset and the market value of the notes.  In addition, there may be periods when the foreign securities or commodities markets are closed for trading (for example, during holidays in a country other than the United States) that may result in the values of the underlying asset remaining unchanged for multiple trading days in the city where the shares of the Reference Stock trade.  Conversely, there may be periods in which the applicable foreign securities or commodities markets are open, but the securities market on which the Reference Stock trades is closed.

Risks Relating to Hedging Activities and Conflicts of Interest

We or our affiliates may have adverse economic interests to the holders of the notes.

RBCCM and other affiliates of ours may trade the shares of the Reference Stock and equity securities that may be held by a Reference Stock that is an ETF, and other financial instruments related to the Reference Stock on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Stock or any securities held by a Reference Stock that is an ETF. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the performance of the Reference Stock and, accordingly, could affect the value of the notes, and the amount, if any, payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock or issuers of securities held by a Reference Stock that is an ETF, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about these companies, and we will not disclose any such information to you. We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our business with any of these or future price movements of the Reference Stock or any securities that may be held by an ETF.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the shares of the Reference Stock or the price of the equity securities held by a Reference Stock that is an ETF. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We may hedge our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, including around the time of the Final Valuation Date, which could have an impact on the return of your notes.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the non-U.S. equity securities held by a Reference Stock that is an ETF are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the net asset value of that Reference Stock, could affect the closing prices of that Reference Stock and, accordingly, if the notes are linked to that Reference Stock, the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the notes are linked to a Reference Stock that is an ETF which invests in non-U.S. securities, any prospective purchaser of the notes should undertake an independent investigation of the currencies in which equity securities held by that Reference Stock are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

The calculation agent will have significant discretion with respect to the notes, which may be exercised in a manner that is adverse to your interests.

Our subsidiary, RBCCM, will act as the calculation agent. The calculation agent will determine, among other things, the Final Price of the Reference Stock, anti-dilution adjustments, if any, and the amount, if any, that we will pay to you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, and may also make certain adjustments to a Reference Stock that is an ETF, for example, if that ETF is delisted, or if material changes are made to its underlying index. The calculation agent may exercise its discretion in a manner which reduces your return on the notes. Since these determinations by the calculation agent will affect the payments on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Final Price of the Reference Stock or calculating the amount, if any, that we will pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the Final Valuation Date and the maturity date will be postponed, and your return will be adversely affected. See “General Terms of the Notes — Market Disruption Events.”

Risks Related to Taxation Issues

This product prospectus supplement contains a general description of certain U.S. tax considerations relating to the notes. In the event you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

For a discussion of the Canadian federal income tax consequences of investing in the notes, please see the section entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” in this product prospectus supplement and the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus. If you are not a Non-resident Holder (as defined in the section titled “Tax Consequences—Canadian Taxation” in the accompanying prospectus) or if you acquire the notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that may be due under the notes.

Significant aspects of the income tax treatment of an investment in the notes may be uncertain.

The tax treatment of an investment in the notes is uncertain.  We do not plan to request a ruling from the Internal Revenue Service or the Canada Revenue Agency regarding the tax treatment of an investment in the notes, and the Internal Revenue Service, the Canada Revenue Agency or a court may not agree with the tax treatment described in this product prospectus supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.  The original issue price of the notes includes the agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.

Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

In anticipation of the sale of the notes, we expect to enter into hedging transactions with one or more of our affiliates, or with an Agent or its affiliates, involving purchases of shares of the Reference Stock, the equity securities held by the Reference Stock or included in the applicable ETF and/or listed and/or over the counter derivative instruments linked to any of those notes prior to or on the Trade Date.  From time to time, including around the time of the Final Valuation Date, RBCCM, and our affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, RBCCM, and our other affiliates may:

•	acquire or dispose of investments relating to the Reference Stock;

•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the Reference Stock; or

•	any combination of the above two.

We, RBCCM and our other affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We, RBCCM and our other affiliates may close out our or their hedges on or before the Final Valuation Date.  That step may involve sales or purchases of the components of the ETF or over-the-counter derivative instruments linked to the Reference Stock.

GENERAL TERMS OF THE NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below.  Capitalized terms used but not defined in this product prospectus supplement have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement.

General

The Airbag Yield Optimization Notes are senior unsecured obligations of Royal Bank of Canada that are linked to either the common equity securities of an issuer, including an ADS, or shares of an ETF. We refer to the common stock represented by an ADS as the “underlying ADS stock.” The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by Royal Bank of Canada under an indenture dated October 23, 2003, as it may be amended or supplemented from time to time, between Royal Bank of Canada and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee.

The notes offer a higher interest rate than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. However, the notes do not guarantee any return of principal at maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity. Regardless of whether you receive at maturity your principal amount, the Share Delivery Amount or the Cash Equivalent (as described under “—Payment at Maturity”), you will be entitled to periodic coupon payments on the principal amount of your notes as specified in the relevant terms supplement.

The notes are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the relevant terms supplement.  We refer to a note in the minimum denomination of the notes as “one note.”  The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC” in the prospectus.

The specific terms of the notes will be described in the relevant terms supplement accompanying this product prospectus supplement.  The terms described in that document supplement those described in this product prospectus supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described in this product prospectus supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

If so provided in the relevant terms supplement, the notes will be automatically callable if the closing price of the Reference Stock on any specified “Observation Date” is greater than or equal to its Initial Price.  If the notes are automatically callable in this manner, the relevant terms supplement will set forth the relevant terms, and related risk factors.

Payment at Maturity

Unless otherwise specified in the relevant terms supplement, at maturity, you will receive for each note, in addition to any accrued and unpaid interest:

(i)	an amount in cash equal to the principal amount if the Final Price is greater than or equal to the Conversion Price; or

(ii)
a number of shares of the Reference Stock equal to the Share Delivery Amount (or, if specified in the applicable terms supplement, the Cash Equivalent thereof) if the Final Price is less than the Conversion Price.

If you receive shares of the Reference Stock, fractional shares will be paid in cash based on the Final Price.  The market value of the Share Delivery Amount is expected to be, and the market value of the Cash Equivalent will be, less than, and potentially significantly less than the principal amount of your notes and may be zero.

The “Conversion Price” will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Conversion Price is equal to 60% of the Initial Price. The Conversion Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “— Anti-dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, the “Share Delivery Amount” will be a number of shares of the Reference Stock equal to (1) the principal amount per note of $1,000 divided by (2) the Conversion Price, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “— Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, the “Cash Equivalent” will be an amount in cash equal to the product of (1) the Share Delivery Amount, and (2) the Final Price of the Reference Stock.  We will only have the option to pay the Cash Equivalent if so specified in the applicable terms supplement, except as set forth below in “—Delivery of Shares of Reference Stock” and “—Delisting of ADSs or Termination of ADS Facility.” The Cash Equivalent is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “ — Anti-dilution Adjustments.”

Investing in the notes involves significant risks. The notes differ from ordinary debt securities in that they do not guarantee any repayment of your principal. If the Final Price is greater than or equal to the Conversion Price, your principal will be repaid. If the Final Price is below the Conversion Price, we will deliver to you either the Share Delivery Amount or the Cash Equivalent at maturity for each note you own, the value of which is expected to be worth less than, and potentially significantly less than your principal amount resulting in a loss of some or all of your principal. Any payment on the notes, including any repayment of principal, is subject to our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Coupon Payments

For each coupon period, unless otherwise specified in the terms supplement, the coupon payment on the notes will be calculated as follows:

Principal Amount x Coupon per Annum x (number of days in the coupon period/360), where the number of days will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

The notes will bear interest at a rate per annum, which we refer to as the “Coupon per Annum,” specified in the relevant terms supplement.  Interest will accrue from the Settlement Date of the notes to but excluding the maturity date.  Interest will be paid in arrears on each Coupon Payment Date to and including the maturity date, to the holders of record at the close of business on the date one business day prior to that Coupon Payment Date, whether or not such business day is a business day, unless otherwise specified in the relevant terms supplement. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

A “coupon period” is the period beginning on and including the Settlement Date of the notes and ending on but excluding the first Coupon Payment Date, and each successive period beginning on and including a Coupon Payment Date and ending on but excluding the next succeeding Coupon Payment Date, or as specified in the relevant terms supplement.

Each “Coupon Payment Date” will be as specified in the relevant terms supplement, provided that no Coupon Payment Date will be more than twelve months after the immediately prior Coupon Payment Date or Settlement Date of the notes, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next coupon period will commence as if the payment had not been delayed.

Coupon payments will be made regardless of the performance of the Reference Stock, subject to our creditworthiness.

Terms Applicable to the Notes Generally

Unless otherwise specified in the relevant terms supplement, “Initial Price” means the closing price of one share of the Reference Stock on the Trade Date as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, “Final Price” means the closing price of the Reference Stock on the Final Valuation Date or such other date as specified in the relevant terms supplement.

The “Final Valuation Date” will be a date shortly before the maturity date that will be specified in the applicable terms supplement, and will be subject to adjustment as described below.

The “Trade Date” is the day on which we price the notes for initial sale to the public and will be specified in the relevant terms supplement.

The “Reference Stock” will be specified in the relevant terms supplement.

Unless otherwise set forth in the applicable terms supplement, the closing price for any Reference Stock on any trading day will equal the closing sale price or last reported sale price, regular way, for the Reference Stock, on a per-share or other unit basis:

•	on the principal national securities exchange on which that Reference Stock is listed for trading on that day, or

•
if that Reference Stock is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Stock.

If that Reference Stock is not listed or traded as described above, then the closing price for that Reference Stock on any day will be the average, as determined by the calculation agent, of the bid prices for the Reference Stock obtained from as many dealers in that Reference Stock selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Unless otherwise specified in the relevant terms supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the NYSE Amex, The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the- counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

The maturity date for the notes will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the Final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “—Market Disruption Events.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Coupon Payment Dates with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

No Fractional Shares

If we deliver shares of the Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Reference Stock in an amount equal to the product of the closing price of the Reference Stock multiplied by such fractional amount as determined by the calculation agent on the Final Valuation Date.

Delivery of Shares of Reference Stock

We may designate any of our affiliates to deliver any shares of Reference Stock or any Distribution Property (as defined in “— Anti-dilution Adjustments”) equivalent to the terms of the notes and we will be discharged of any obligation to deliver such shares of Reference Stock or Distribution Property to the extent of such performance by our affiliates. Reference in this product prospectus supplement to delivery of shares of Reference Stock or any Distribution Property by us will also include delivery of such shares by our affiliates.

If we are unable to deliver to you any shares of Reference Stock as required by the terms of the notes, or if it is commercially impracticable for us to do so, whether due to a legal restriction, stock exchange rule or any other factor, we will pay you the Cash Equivalent in lieu of delivering those shares.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the closing price of the Reference Stock on an Observation Date or Final Valuation Date. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

If an Observation Date is not a trading day or if there is a market disruption event on that day, the applicable Observation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Observation Date be postponed more than ten business days following the date originally scheduled to be that Observation Date. If the tenth business day following the date originally scheduled to be the applicable Observation Date is not a trading day, or if there is a market disruption event on that date, the calculation agent will determine the closing price for that Observation Date on such date in accordance with the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day.  If an Observation Date is so postponed, and the notes are subject to an automatic call, the payment date will be postponed by the same number of business days.

If the calculation agent determines that, on the Final Valuation Date, a market disruption event has occurred or is continuing with respect to the Reference Stock, the determination of the Final Price may be postponed.  If such a postponement occurs, the calculation agent will use the closing price of the Reference Stock on the first subsequent trading day on which no market disruption event occurs or is continuing.  However, in no event will the determination of the Final Price of the applicable Reference Stock be postponed by more than ten trading days.

If the determination of the Final Price is postponed to the last possible day, but a market disruption event for the Reference Stock occurs or is continuing on that day, that day will be the date on which the Final Price will be determined by the calculation agent.  In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Price that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

•
a suspension, absence or limitation of trading in (i) that security in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that security in the primary market for those contracts, as determined by the calculation agent;

•
any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the security in its primary market;

•
the closure on any day of the primary market for that security on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•
any scheduled trading day on which (i) the primary market for that security or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that security are traded, fails to open for trading during its regular trading session; or

•
any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this product prospectus supplement.

Anti-dilution Adjustments

The Initial Price and the Conversion Price will be specified in the relevant terms supplement.  The calculation agent will adjust the Initial Price and the Conversion Price if any of the dilution events described below occurs with respect to the Reference Stock after the applicable Trade Date.

The calculation agent will adjust the Initial Price and the Conversion Price as described below, but only if an event below under this section occurs with respect to the Reference Stock and only if the relevant event occurs during the period described under the applicable subsection.  The Initial Price and the Conversion Price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Stock.

If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Price and the Conversion Price, the calculation agent will adjust that Initial Price and the Conversion Price for each event, sequentially, in the order in which the events occur, and on a cumulative basis.  Therefore, having adjusted the Initial Price and the Conversion Price for the first event, the calculation agent will adjust the Initial Price and the Conversion Price for the second event, applying the required adjustment to the Initial Price and the Conversion Price as already adjusted for the first event, and so on for each event.  If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event.  The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity.  When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own.  Each outstanding share will be worth less as a result of a stock split or stock dividend.

If the Reference Stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Price and the Conversion Price by dividing the prior Initial Price — that is, the Initial Price and the Conversion Price before the stock split or stock dividend — by the number equal to:  (1) the number of shares of the Reference Stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately before the stock split or stock dividend becomes effective.  The Initial Price and the Conversion Price will not be adjusted, however, unless:

•
in the case of a stock split, the first day on which the Reference Stock trades without the right to receive the stock split occurs after the Trade Date and on or before the applicable Final Valuation Date; or

•	in the case of a stock dividend, the ex-dividend date occurs after the Trade Date and on or before the applicable Final Valuation Date.

The ex-dividend date for any dividend or other distribution with respect to the Reference Stock is the first day on which the Reference Stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity.  Each outstanding share will be worth more as a result of a reverse stock split.

If the Reference Stock is subject to a reverse stock split, then the calculation agent will adjust the Initial Price and the Conversion Price by multiplying the prior Initial Price and the Conversion Price by a number equal to: (1) the number of shares of the Reference Stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately after the reverse stock split becomes effective.  The Initial Price and the Conversion Price will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the applicable.

Extraordinary Dividends

Any distribution or dividend on the Reference Stock determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend.  The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend.  Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to the Reference Stock, the calculation agent will adjust the Initial Price and the Conversion Price to equal the product of:  (1) the prior Initial Price and the Conversion Price, times (2) a fraction, the numerator of which is the amount by which the closing price of the Reference Stock on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Reference Stock on the business day before the ex-dividend date.  The Initial Price and the Conversion Price will not be adjusted, however, unless the ex-dividend date occurs after the Trade Date and on or before the applicable Final Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Stock equals:

•
for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent.  A distribution on the Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Price and the Conversion Price only as described under “— Stock Splits and Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the Reference Stock issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase the Reference Stock at an exercise price per share that is less than the closing price of the Reference Stock on the business day before the ex-dividend date for the issuance, then the applicable Initial Price and the Conversion Price will be adjusted by multiplying the prior Initial Price and the Conversion Price by the following fraction:

•
the numerator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock that the aggregate offering price of the total number of shares of the Reference Stock so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

•
the denominator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock offered for subscription or purchase under those transferable rights or warrants.

The Initial Price and the Conversion Price will not be adjusted, however, unless the ex-dividend date described above occurs after the Trade Date and on or before the applicable Final Valuation Date.

Reorganization Events

If the issuer of the Reference Stock undergoes a reorganization event in which property other than the Reference Stock—e.g., cash and securities of another issuer—is distributed in respect of the Reference Stock, then, for purposes of calculating the price of the Reference Stock, the calculation agent will determine the closing price of the Reference Stock on any Observation Date or the Final Valuation Date, as applicable, to equal the value of the cash, securities and other property distributed in respect of one share of the Reference Stock.

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that Reference Stock.

Each of the following is a reorganization event with respect to the Reference Stock:

•	the Reference Stock is reclassified or changed;

•
the issuer of the Reference Stock has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the issuer of the Reference Stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•
the issuer of the Reference Stock effects a spin-off—that is, issues to all holders of the Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the issuer of the Reference Stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of the Reference Stock.

Valuation of Distribution Property

If a reorganization event occurs with respect to the Reference Stock, and the calculation agent does not substitute another stock for the Reference Stock as described in “— Substitution” below, then the calculation agent will determine the applicable closing price on any Observation Date, if applicable, or the Final Valuation Date so as to equal the value of the property — whether it be cash, securities or other property — distributed in the reorganization event in respect of one share of the Reference Stock, as the Reference Stock existed before the date of the reorganization.  We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below.  The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the Trade Date and on or before the applicable Final Valuation Date.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion.  For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date.  The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate.  If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the closing price of the Reference Stock on any Observation Date or the Final Valuation Date, as applicable, to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price.  The calculation agent will do so to the same extent that it would make determinations if the Reference Stock were outstanding and were affected by the same kinds of events.

For example, if the issuer of the Reference Stock merges into another company and each share of the Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on any Observation Date, or the Final Valuation Date, as applicable, the closing price of a share of the Reference Stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash.  The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “— Anti-dilution Adjustments” or as described above in this “— Reorganization Events” section as if the common shares were the Reference Stock.  In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the Reference Stock or in respect of whatever securities whose value determines the closing price on any Observation Date, or the Final Valuation Date, as applicable, if any adjustment resulting from a reorganization event has been made in respect of a prior event.  In the case of a spin-off, the distribution property also includes the Reference Stock in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Stock as described above.  Consequently, in this product prospectus supplement, when we refer to the Reference Stock, we mean any distribution property that is distributed in a reorganization event in respect of the Reference Stock.  Similarly, when we refer to the issuer of the Reference Stock, we mean any successor entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Reference Stock upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the Reference Stock.  In such case, the adjustments described above in “— Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Reference Stock.  For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

The calculation agent will determine, in its sole discretion, the Initial Price and the Conversion Price and/or the manner of valuation of the substitute stock.  The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Adjustments Relating to ADSs

The Reference Stock may consist of ADSs.  As a result, for purposes of any adjustments relating to ADSs, the calculation agent will consider the effect of any of the relevant events on the holders of the Reference Stock.  For example, if a holder of the Reference Stock receives an extraordinary dividend, the provisions described in this section would apply to the Reference Stock. On the other hand, if a spin-off occurs, and the Reference Stock represents both the spun-off security as well as the existing Reference Stock, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section.  More particularly, the calculation agent may not make an adjustment (1) if holders of the Reference Stock are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADSs has adjusted the number of common shares of the Underlying Company represented by each share of Reference Stock so that the market price of the Reference Stock would not be affected by the corporate event in question.

If the Underlying Company or the depository for the ADSs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the Underlying Company represented by each share of Reference Stock, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADSs may also make adjustments in respect of the ADSs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

Other Events and Adjustments

The calculation agent may make such adjustments to the terms of the notes with respect to any of the events described above, as it deems in its discretion is necessary to ensure an equitable result.  Regardless of any substitution, valuation of distribution property or other events regarding the Reference Stock as described above, we will pay you your full principal amount in cash upon an automatic call, or at maturity if the Final Price is greater than or equal to the Conversion Price (both as adjusted, if necessary), subject to our ability to pay our obligations when due.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the applicable Reference Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the underlying common shares and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the underlying ADS stock will be deemed to be the applicable Reference Stock. The Share Delivery Amount will be adjusted by multiplying the prior Share Delivery Amount by, and the Conversion Price will be adjusted by dividing the prior Conversion Price by, the number of shares of the underlying ADS stock represented by a single ADS. On and after the Change Date, for all purposes, including the determination of the Final Price of the underlying ADS stock and whether the final price of the underlying ADS stock is below the Conversion Price, the closing price of the underlying ADS stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described below, unless otherwise specified in the applicable terms supplement.

In any case, unless otherwise specified in the terms supplement, to the extent that the Share Delivery Amount is, pursuant to the applicable terms supplement, otherwise due at maturity, we will deliver the Cash Equivalent thereof (payable in U.S. dollars) in lieu of the Share Delivery Amount. On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the underlying ADS stock relative to the U.S. dollar as published by Thompson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on any Observation Date or the Final Valuation Date, as applicable, in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Discretion of the Calculation Agent

The calculation agent will have the ability to modify the anti-dilution provisions set forth in this section if, in its sole discretion, such action is needed to ensure an equitable result, based upon the terms of the applicable notes.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a note or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or a Payment Recipient:

(i)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)
who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the notes, the holding of the notes or the receipt of payments thereunder;

(iii)
who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares);

(iv)
who presents such note for payment (where presentation is required, such as if a note is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any note means:

(a)  the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)  if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the senior indenture;

(v)
who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or

(vi)
who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

For purposes of clause (iv) above, if a note is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” in this product prospectus supplement and the section entitled “Canadian Taxation” in the accompanying prospectus.

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in securities or cash equal to the amount payable as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes- as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification and Waiver of the Debt Securities” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the senior indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities —Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes.  The notes will be issued only as fully-registered notes registered in the name of Cede & Co. (DTC’s nominee).  One or more fully-registered global note certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus under the headings “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon automatic call (if applicable) on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

HISTORICAL REFERENCE STOCK LEVEL INFORMATION

We will provide historical level information on the Reference Stock in the relevant terms supplement.  You should not take any of those historical levels as an indication of the future performance.  We cannot give you any assurance that the level of the Reference Stock will not decrease, thus causing you to receive an amount that is less than the principal amount of your notes at maturity.

SUPPLEMENTAL DISCUSSION OF CANADIAN FEDERAL INCOME TAX CONSEQUENCES

For a discussion of the material Canadian federal income tax consequences relating to an investment in the notes, please see the section entitled “Tax Consequences – Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the notes.

The Canadian tax disclosure in the prospectus is based on the assumption that a note is not at the time of acquisition and during any relevant period “taxable Canadian property” (as defined in the Income Tax Act (Canada) (the “ITA”)) of a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences – Canadian Taxation” in the accompanying prospectus).

If the Reference Stock is listed on a “designated stock exchange” (as defined in the ITA) at the time a Non-resident Holder disposes of the note, the note may be taxable Canadian property if, at any time during the sixty-month period immediately preceding the disposition of the note, (i) one or any combination of (a) the Non-resident Holder, (b) persons with whom the Non-resident Holder does not deal at arm’s length for purposes of the ITA, and (c) pursuant to proposed amendments to the ITA, partnerships in which the Non-resident Holder or a person referred to in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of shares in the capital of the issuer of the Reference Stock; and (ii) more than 50% of the fair market value of the Reference Stock was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in, or for civil law rights in, any such property.  If the Reference Stock is not listed on a designated stock exchange at the time a Non-resident Holder disposes of the note, the note may be taxable Canadian property if more than 50% of the fair market value of the Reference Stock was derived directly or indirectly (otherwise than through a corporation, partnership, or trust the shares or interests in which were not themselves taxable Canadian property at the particular time) from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in, or for civil law rights in, any such property.  In addition, the note may be deemed to be taxable Canadian property of the Non-resident Holder in certain circumstances.

A Non-resident Holder should contact its tax advisors to determine whether a note, or shares of a Reference Stock acquired pursuant to the terms of a note, may be taxable Canadian property to the Non-resident Holder, and the Canadian tax consequences and obligations resulting therefrom.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

The following disclosure — including the opinion of Morrison & Foerster LLP — has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information.  You should not rely upon the following disclosure, or the disclosure under “Tax Consequences — United States Taxation” in the prospectus or “Certain Income Tax Consequences — United States Taxation” in the prospectus supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the terms supplement applicable to your notes indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP.  Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.  Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the terms supplement relating to your note, and, unless the terms supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note.  In addition, this tax disclosure assumes the following for all notes issued off of this product prospectus supplement: (i) the Reference Stock will be stock of a U.S. corporation that is traded on a public exchange and is not a “United States real property holding corporation” (as such term is defined in the Code); (ii) interest will be paid at least annually and at equal intervals; (iii) the Coupon payment (as defined in the relevant terms supplement) will not be below the market rate for non-contingent debt with terms similar to the notes; (iv) there is a significant possibility of a significant loss of principal on an investment in the notes; (v) initial purchasers will acquire the notes for an amount equal to their principal amount; and (vi) there is a reasonable likelihood that the Final Price will be greater than or equal to the Initial Price with respect to all Reference Stocks.  Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U. S. holders (as defined in the accompanying prospectus). Except as otherwise noted under “Non-U.S. Holders” and “Foreign Account Tax Compliance Act” below, it applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Unless otherwise specified in the applicable terms supplement, Royal Bank intends to treat any interest with respect to the notes, as determined for U.S. federal income tax purposes, as from sources within the U.S.

We will not attempt to ascertain whether any issuer of any Reference Stock (or, in the case of an ETF, any issuer of the shares that it holds) would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code.  If any issuer of any Reference Stock (or, in the case of an ETF, any issuer of the shares that it holds) were so treated, certain adverse U.S. federal income tax consequences could possibly apply.  You should refer to any available information filed with the SEC and other authorities by the issuer of any Reference Stock (or, in the case of an ETF, any issuer of the shares that it holds) and consult your tax advisor regarding the possible consequences to you in this regard.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

The U.S. federal income tax treatment of your investment in the notes will depend on whether (i) the term of your notes will exceed one year, or (ii) the term of your notes will not exceed one year, without regard to the effect of an extension in the event of a market disruption event.  Accordingly, we set forth a separate subsection for each of the situations described in the previous sentence.

Where the Term of Your Notes Will Exceed One Year

General

In the opinion of our counsel, Morrison & Foerster LLP, it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument issued by us to you (the “Debt Portion”) and (ii) a put option with respect to the Reference Stock written by you and purchased by us (the “Put Option”). The balance of this disclosure assumes this treatment is proper and will be respected for U.S. federal income tax purposes.

Treatment as an Investment Unit

If your notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of your notes would be treated as having been issued for the principal amount of the notes (if you are an initial purchaser) and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be included in income in accordance with your regular method of accounting for interest for U.S. federal income tax purposes. Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, call, or maturity of the notes, as discussed below.

If you were to receive a cash payment of the full principal amount of your notes upon the call or maturity of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described above. If you were to receive a cash payment upon the maturity of your notes (excluding cash received as a coupon) of less than the full principal amount of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the principal amount of your notes over the amount that you received upon the maturity of your notes (excluding cash received as a coupon) in order to settle the Put Option. If the aggregate amount paid to you for the Put Option and deferred as described above is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described above is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference.  The deductibility of capital losses is subject to limitations.

If, instead of making a cash payment to you, we were to exchange your notes for shares of the Reference Stock of equivalent value, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the exercise by us of the Put Option and your purchase of the shares of stock you receive for an amount equal to the principal amount of your notes. The U.S. federal income tax basis of the shares of stock you receive with respect to each note would equal the principal amount of the note less the amount of payments you received for the Put Option and deferred as described above. The holding period in the shares of stock you receive would begin the day after you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share.  The deductibility of capital losses is subject to limitations.

Upon the sale of your notes, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your notes if you are an initial purchaser of your notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if your holding period is greater than one year. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.  The deductibility of capital losses is subject to limitations.

If you are a secondary purchaser of your notes, you would be required to allocate your purchase price for your notes between the Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If, however, the portion of your purchase price allocated to the Debt Portion is at a discount from, or is in excess of, the principal amount of your notes, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “Tax Consequences — United States Taxation — Market Discount” and “Tax Consequences — United States Taxation — Debt Securities Purchased at a Premium” with respect to the Debt Portion. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the notes that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option or with respect to the sale of any Reference Stock you receive upon the exercise of the Put Option. If, however, the portion of your purchase price allocated to the Debt Portion as described above is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described above) in an amount equal to such excess.

Alternative Characterizations

There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate.

For example, it is possible that your note could be treated as a single debt instrument subject to the special tax rules governing contingent payment debt instruments. If your note is so treated, you would be required to accrue interest income over the term of your note based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your note.  You would recognize gain or loss upon the sale, call, or maturity of your note in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your note. In general, your adjusted basis in your note would be equal to the amount you paid for your note, increased by the amount of interest you previously accrued with respect to your note. Any gain you recognize upon the sale, call, or maturity of your note would be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your note, and thereafter would be capital loss.  The deductibility of capital losses is subject to limitations.

If your note is treated as a contingent payment debt instrument and you purchase your note in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your note, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury regulations governing contingent payment debt instruments. Accordingly, if you purchase your note in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of “prepaid forward contracts” and similar instruments.  According to the notice, the Internal Revenue Service and the U.S. Treasury are actively considering whether the holder of such instruments should be required to accrue ordinary income on a current basis.  While it is not clear whether the notes would be viewed as similar to such instruments, it is possible that any future guidance could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Because of the absence of authority regarding the appropriate tax characterization of your note, it is possible that the Internal Revenue Service could seek to characterize your note in a manner that results in tax consequences to you that are different from those described above. For example, it is possible that you may be required to include the entire coupon into income when it is received.  It is also possible that your note may be characterized in whole or in part as a notional principal contract or as a different type of derivative contract. You should consult your tax advisor as to the tax consequences of possible alternative characterizations of your note for U.S. federal income tax purposes.

Where the Term of the Notes Will Not Exceed One Year Without Regard to the Effect of an Extension in the Event of a Market Disruption Event

General

In the opinion of our counsel, Morrison & Foerster LLP, it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments (as described under “Tax Consequences — United States Taxation — Original Issue Discount — Short-Term Debt Securities” in the accompanying prospectus) issued by us to you (the “Short-Term Debt Portion”) and (ii) a Put Option.

Treatment as an Investment Unit

If your notes are properly treated as an investment unit consisting of a Short-Term Debt Portion and Put Option, it is likely that the Short-Term Debt Portion of your notes would be treated as having been issued for the principal amount of the notes and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be subject to the rules governing short-term debt instruments (as described under “Tax Consequences — United States Taxation — Original Issue Discount — Short-Term Debt Securities” in the accompanying prospectus). Amounts treated as payment for the Put Option would be deferred and accounted for upon sale, call, or maturity of the notes, as discussed below.

If you were to receive a cash payment of the full principal amount of your notes upon the call or maturity of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Short-Term Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described above. If you were to receive a cash payment upon the maturity of your notes (excluding cash received as a coupon) of less than the full principal amount of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Short-Term Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the principal amount of your notes over the amount that you received upon the maturity of your notes (excluding cash received as a coupon) in order to settle the Put Option. If the aggregate amount paid to you for the Put Option and deferred as described above is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described above is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference.  The deductibility of capital losses is subject to limitations.

If, instead of making a cash payment to you, we were to exchange your notes for shares of the Reference Stock of equivalent value, the receipt of such stock upon the maturity of your notes would likely be treated as (i) payment in full of the principal amount of the Short-Term Debt Portion (which would likely not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the exercise by us of the Put Option and your purchase of the shares of stock you receive for an amount equal to the principal amount of your notes. The U.S. federal income tax basis of the shares of stock you receive would equal the principal amount of your notes less the amount of payments you received for the Put Option and deferred as described above. The holding period in the shares of stock you receive would begin the day after you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share.  The deductibility of capital losses is subject to limitations.

Upon the sale of your notes, you would be required to apportion the value of the amount you receive between the Short-Term Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Short-Term Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Short-Term Debt Portion and (ii) your adjusted U.S. federal income tax basis in the Debt Portion. Except to the extent attributable to accrued but unpaid interest with respect to the Short-Term Debt Portion, such gain or loss would be short-term capital gain or loss.  If you are a cash basis taxpayer and do not elect to accrue interest currently, your adjusted basis in your notes should generally be the purchase price of your notes.  If you are an accrual basis holder, or a cash basis holder that elects to accrue interest on your notes currently, your adjusted basis in your notes should generally be the purchase price of your notes increased by the amount of accrued interest and decreased by any interest that is paid in respect of the Short-Term Debt Portion.  The deductibility of capital losses is subject to limitations.

Upon the sale of your notes, the amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Short-Term Debt Portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

If you are a secondary purchaser of your notes, you would be required to allocate your purchase price for your notes between the Short-Term Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If the portion of your purchase price allocated to the Short-Term Debt Portion is in excess of the principal amount of your notes, you may be subject to the amortizable bond premium rules described in the accompanying prospectus under “Tax Consequences — United States Taxation — Debt Securities Purchased at a Premium” with respect to the Short-Term Debt Portion.  If the portion of your purchase price allocated to the Short-Term Debt Portion is at a discount from the principal amount of the notes, special market discount rules applicable to short-term debt instruments may apply.  You should consult your tax advisor with respect to such rules in such case. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the notes that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option or with respect to the sale of any stock you receive upon the exercise of the Put Option. If, however, the portion of your purchase price allocated to the Short-Term Debt Portion as described above is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described above) in an amount equal to such excess.

Alternative Characterizations

There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, the Internal Revenue Service might assert that your notes should be treated as a single debt instrument as described in “Tax Consequences — United States Taxation” in the accompanying prospectus. Pursuant to such characterization, the notes would generally be subject to the rules concerning short-term debt instruments as described under the heading “Tax Consequences — United States Taxation — Original Issue Discount — Short-Term Debt Securities” in the accompanying prospectus. It is also possible that you may be required to include the entire coupon in income when it is received. Further, your note may be characterized in whole or in part as a notional principal contract or as a different type of derivative contract.  In addition, if the term of your notes may exceed one year in the event of a market disruption event, your notes may be treated as notes with a term in excess of one year.  In such case, your notes would be subject to the rules described under “Where the Term of Your Notes Will Exceed One Year” above.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of “prepaid forward contracts” and similar instruments.  According to the notice, the Internal Revenue Service and the U.S. Treasury are actively considering whether the holder of such instruments should be required to accrue ordinary income on a current basis.  While it is not clear whether the notes would be viewed as similar to such instruments, it is possible that any future guidance could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  You should consult your tax advisor as to the tax consequences of possible alternative characterizations of your note for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

Payments made with respect to the notes and proceeds from the sale of the notes may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the Internal Revenue Service or allowed as a credit against the holder's U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the Internal Revenue Service and to holders that are not excepted from the reporting requirements.

Non-U.S. Holders

The following discussion applies to non-U.S. holders of the notes.  You are a non-U.S. holder if you are a beneficial owner of a note and are for U.S. federal income tax purposes a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

UBS has informed us that, unless otherwise provided in the relevant terms supplement, they will not withhold U.S. federal income tax in respect of interest payments made on the notes, provided you comply with applicable certification requirements, which certification may be made on Form W-8BEN (or a substitute or successor form) on which you certify, under penalties of perjury, that you are not a U.S. person and provide your name and address, unless such payments are effectively connected with your conduct of a trade or business in the United States (in which case, to avoid withholding, you will be required to provide a Form W-8ECI (or a substitute or successor form)).

You will generally not be subject to U.S. federal income or withholding tax on any gain upon the sale or maturity of the notes, provided that (i) you comply with applicable certification requirements, which certification may be made on Form W-8BEN (or a substitute or successor form) on which you certify, under penalties of perjury, that you are not a U.S. person and provide your name and address, (ii) your gain is not effectively connected with your conduct of a U.S. trade or business, and (iii) if you are a non-resident alien individual, you are not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the notes. In the case of (ii) above, you generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if you were a U.S. holder and, if you are a corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of your earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.  Payments made to you may be subject to information reporting and to backup withholding unless you comply with applicable certification and identification requirements as to your foreign status.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder.  Under proposed Treasury regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments made on the notes on or after January 1, 2014 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, non-U.S. holders may be required to provide certifications prior to, or upon the sale, call, or maturity of the notes in order to minimize or avoid U.S. withholding taxes.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax, or if we or the institution through which you hold the notes determine withholding is appropriate under current law, we or such institution will withhold tax at the applicable statutory rate.  Prospective investors should consult their own tax advisors in this regard.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) will impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury to collect and provide to the U.S. Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA.  In addition, the notes may constitute a “financial account” for these purposes and thus, be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.  Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements will generally apply to U.S. source periodic payments made after June 30, 2014 and to payments of gross proceeds from a sale or redemption made after December 31, 2016. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.  However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of July 1, 2014.  Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Under the terms and subject to the conditions contained in the Distribution Agreement entered into between Royal Bank of Canada, RBCCM and UBS Financial Services, Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Distribution Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, or as placement agent for certain fee based advisory accounts, will agree to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement.  Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement.  UBS may allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.  In some cases, such other dealers may resell the notes to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from the Agent or Agents (as the case may be). After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

RBCCM may act as principal or agent in connection with offers and sales of the notes in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, RBCCM or a dealer may change the public offering price, concession and discount after the offering has been completed.

No action has been or will be taken by us, RBCCM, UBS or any dealer that would permit a public offering of the notes or possession or distribution of this product prospectus supplement, or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of this product prospectus supplement, or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, UBS or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product prospectus supplement, and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes.  We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Unless otherwise specified in the relevant terms supplement, the Settlement Date for the notes will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the covered bonds. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, including entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.  Governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing the notes should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction”.

Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the notes are acquired by or with the assets of a Plan, and with respect to which Royal Bank or any of its affiliates is a ‘‘party in interest” or a “disqualified person”, unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b)(17) provides an additional exemption for the purchase and sale of notes and related lending transactions where neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and any such plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the  notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in notes, you should consult your legal counsel.